                                                                      EXHIBIT 21


ASHWORTH, INC


SUBSIDIARIES OF THE REGISTRANT.


                                STATE OR OTHER JURISDICTION
NAME OF SUBSIDIARY              OF INCORPORATION

Ashworth International, Inc.    US Virgin Islands
(Foreign Sales Corporation)
Ashworth Store I, Inc.          Delaware
Ashworth Store II, Inc.         Delaware
Ashworth Store III, Inc.        Delaware
Ashworth UK Ltd.                England
Ashworth Inc et Compagnie       Luxemburg     (dissolved 9/1/98)